INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated March 9, 2001 in the Registration Statement on Form 10SB of Concentrax, Inc. dated March 15, 2001.

We also consent to the references to us under the heading "Experts" in such Document.


March 15, 2001

/s/ Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas